UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2016

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane Orrville, Ohio		44667-0280
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2016, the Board of Directors of The J. M. Smucker Company (the “Company”) approved a form of indemnity agreement to be entered into by the Company with each of its directors and certain of its corporate officers. This form of agreement, among other things, requires the Company to indemnify each such director or officer, under the circumstances and to the extent provided for therein, to the fullest extent permitted by Ohio law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in actions or proceedings arising out of the person’s services as a director or officer. The agreements supplement the rights to indemnity and expense advancement provided to the Company’s officers and directors under Ohio law and the Company’s Amended Regulations. They establish various procedures to be followed by the individual and the Company in connection with the assertion of a claim to indemnity or expense advancement, and establish presumptions that will apply to the evaluation of any such claims.

The foregoing description of the form of indemnity agreement is not complete and is qualified in its entirety by reference to the full text of the form of indemnity agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Form of Indemnity Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
Name:	Jeannette L. Knudsen
Title:	Senior Vice President, General Counsel and Secretary

Date: August 16, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Form of Indemnity Agreement